Bank of China Shenzhen Branch
Loan Certificate
Date: March 31, 2009
Applicant	Shenzhen BAK Battery Co., Ltd	ID card of the Applicant
Currency	RMB	Amount	50,000,000.00
Contract No.	09854121
Loan Term	From March 31, 2009 to March 30, 2010
Annual rate	5.31%
Business Transaction No.	101LAAA09004925	Loan type	Guaranty
Stamp of Applicant

Lending Bank: (Stamp)